UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
____________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 20, 2014
Date of Report
(Date of earliest event reported)
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CORE-MARK HOLDING COMPANY, INC.
(Exact name of registrant as specified in its charter)
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Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)
(650) 589-9445
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

On May 20, 2014, Core-Mark Holding Company, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders. Of the 11,524,202 shares of common stock outstanding and entitled to vote, 10,713,576 shares, or 93.0%, were represented at the meeting. During the meeting, the stockholders voted on the following matters:

Proposal 1 – Election of Directors
•Duly elected the following eight individuals to the Board of Directors to serve as directors until the 2015 Annual Meeting of Stockholders or until their successors have been duly elected and qualified:

	Votes For	Votes Against	Abstain	Broker Non-Votes (1)
Robert A. Allen	10,157,040	48,162	2,024	506,350
Stuart W. Booth	10,185,233	20,005	1,988	506,350
Gary F. Colter	10,142,952	61,103	3,171	506,350
Robert G. Gross	10,174,098	31,190	1,938	506,350
Thomas B. Perkins	10,184,639	20,649	1,938	506,350
Harvey L. Tepner	10,176,204	27,901	3,121	506,350
Randolph I. Thornton	10,177,748	27,540	1,938	506,350
J. Michael Walsh	10,183,055	21,050	3,121	506,350

Proposal 2 – Advisory Resolution to Approve Executive Compensation
•Duly approved, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in our Proxy Statement as filed with the Securities and Exchange Commission on April 8, 2014.

	Votes For	Votes Against	Abstain	Broker Non-Votes (1)
Advisory approval of executive compensation	9,750,260	436,842	20,124	506,350

Proposal 3 –To Approve Amendment to 2010 Long-Term Incentive Plan and Re-approval of Performance Measures
•Duly approved, the increase in number of shares available under the 2010 Long-Term Incentive Plan ("2010 LTIP") by 450,000 shares and the re-approval of performance measures that may apply to awards granted under our 2010 LTIP.

	Votes For	Votes Against	Abstain	Broker Non-Votes (1)
Advisory approval of executive compensation	9,548,768	651,530	6,928	506,350

Proposal 4 – Ratification of Selection of Independent Registered Public Accounting Firm
•Duly ratified Deloitte & Touche LLP to serve as the Company’s Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2014.

	Votes For	Votes Against	Abstain	Broker Non-Votes (1)
Deloitte & Touche LLP	10,576,899	133,566	3,111	—

(1)
A non-vote occurs when brokers or nominees have voted on some of the matters to be acted on at a meeting, but do not vote on certain other matters because, under the rules of the New York Stock Exchange (which govern brokers even if they hold NASDAQ securities), they are not allowed to vote on those other matters without instructions from the beneficial owner of the shares. Broker non-votes are counted when determining whether the necessary quorum of shareholders is present or represented at each annual meeting, but have no effect on the outcome of the vote for the election of directors.

Item 8.01.    Other Events.

On May 21, 2014, the Company issued a press release announcing that its Board of Directors has approved a two-for-one stock split of the Company’s outstanding common stock to be effected through a stock dividend. The additional shares will be distributed on June 26, 2014 to shareholders of record at the close of business on June 9, 2014. Trading is expected to begin at the split-adjusted price on June 27, 2014. As a result of the stock split, the total number of shares of Core-Mark common stock outstanding will increase from approximately 11.5 million to 23.0 million. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits.
The following is filed as an exhibit to this report:

Number	Description
99.1	Press Release of Core-Mark Holding Company, Inc. dated May 21, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORE-MARK HOLDING COMPANY, INC.

Date: May 21, 2014	By:	/s/ Christopher Miller
	Name:	Christopher Miller
	Title:	Vice President and Chief Accounting Officer